Exhibit 23.1

March 30, 2016

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Annual Report on Form 40-F for the year ended December 31, 2015 and in the Registration Statements on Form S-8 of Cipher Pharmaceuticals Inc. of our report dated February 24, 2016, relating to the consolidated financial statements, which appear in Exhibit 99.2 of Cipher Pharmaceuticals Inc.’s Form 6-K furnished to the Commission on February 24, 2016.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada

March 30, 2016